 Globetech Ventures Corp.

 (An exploration stage company)

Consolidated Financial Statements

 (Unaudited)

For the six months ended March 31, 2006

in Canadian dollars

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the Company discloses that its auditors have not reviewed the unaudited financial statements for the period ended March 31, 2006

Globetech Ventures Corp.

 (An exploration stage company)

 Consolidated Balance Sheets

 (in Canadian dollars)

 (unaudited)

	March 31, 2006	September 30, 2005

ASSETS

Current Assets
Cash and cash equivalents	$ 9,853	$ 51,085
GST Refundable	8,179	10,330
Other receivables	-	18,207
Prepaid expenses and deposits	-	1,503
	18,032	81,125

Equipment (note 2)	1,796	2,096
Mineral properties (note 3)	67,234	50,407

	$ 87,062	$ 133,628
LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$ 143,559	$ 148,496
Loans payable	-	254,211
	143,559	402,707

Convertible loans (note 5)	537,748	-
	681,307	402,707
SHAREHOLDERS' DEFICIENCY

Capital stock
Authorized
Unlimited common shares of no par value
Issued and outstanding - (note 6)	33,780,191	33,615,191
Contributed surplus	3,008,754	3,008,754
Deficit accumulated during the exploration stage	(37,383,190)	(36,893,024)

	(594,245)	(269,079)
	$ 87,062	$ 133,628

The accompanying notes form an integral part of these consolidated financial statements

Globetech Ventures Corp.

 (An exploration stage company)

 Consolidated Statements of Operations and Deficit

 (in Canadian dollars)

 (unaudited)

	For the three months ended March 31		For the six months ended March 31
	2006	2005	2006	2005

Administrative expenses
Accounting and legal	9,612	2,873	11,792	24,849
Amortization	149	210	298	420
Consulting fees	134,350	-	170,350	54,000
Exploration	-	2,000	-	2,000
Financing cost	165,000	-	165,000	-
Interest and bank charges	82,506	3,484	88,928	9,365
Management fees	22,500	10,500	30,000	18,000
Office and miscellaneous	6,970	375	12,970	4,465
Public relations	2,826	2,274	2,826	2,274
Regulatory and transfer agent fees	6,341	9,323	7,378	10,461
Stock-based compensation	-	671,042	-	671,042
Telephone	384	140	624	1,140
Travel and promotion	-	389	-	4,390
Net loss for the period	430,638	702,610	490,166	802,406

Deficit, beginning of period	(36,952,552)	(36,213,964)	(36,893,024)	(36,114,168)

Deficit, end of period	$ (37,383,190)	$ (36,916,574)	$ (37,383,190)	$ (36,916,574)

Loss per share	$ 0.03	$ 0.06	$ 0.03	$ 0.06
Weighted average number of shares
Basic and diluted	14,480,533	12,246,150	14,480,533	12,246,150

The accompanying notes form an integral part of these consolidated financial statements

Globetech Ventures Corp.

 (An exploration stage company)

 Consolidated Statements of Shareholders' Equity (Deficiency)

 (in Canadian dollars)

 (unaudited)

	Number of shares	Common Shares issued and fully paid	Contributed Surplus and Equity portion of convertible debentures	Deficit accumulated during the exploration stage	Total

Balance December, 1991	$ -	$ -	$ -	$ -	$ -
Issuance of shares for cash
Private placements	1,280,001	159,500	-	-	159,500
Loss for the period	-	-	-	(32,080)	(32,080)
Balance September 30, 1992	1,280,001	159,500	-	(32,080)	127,420

Issuance of shares for cash
By way of prospectus	600,000	360,000	-	-	360,000
Exercise of options	112,000	67,200	-	-	67,200
Exercise of warrants	100,000	60,000	-	-	60,000
Issuance of shares for property	150,000	90,000	-	-	90,000
Share issue costs	-	(83,205)	-	-	(83,205)
Loss for the year	-	-	-	(105,902)	(105,902)
Balance September 30, 1993	2,242,001	653,495	-	(137,982)	515,513

Issuance of shares for cash
Private placements	400,000	576,000	-	-	576,000
Share issue costs	-	(60,622)	-	-	(60,622)
Loss for the year	-	-	-	(403,571)	(403,571)
Balance September 30, 1994	2,642,001	1,168,873	-	(541,553)	627,320

Issuance of shares for cash
Private placements	418,000	1,121,400	-	-	1,121,400
Exercise of options	204,000	347,440	-	-	347,440
Issuance of shares for finders fees	35,069	99,570	-	-	99,570
Share issue costs	-	(108,570)	-	-	(108,570)
Loss for the year	-	-	-	(343,044)	(343,044)
Balance September 30, 1995	3,299,070	2,628,713	-	(884,597)	1,744,116

Issuance of shares for cash
Private placements	1,488,000	6,178,000	-	-	6,178,000
Exercise of options	1,128,584	4,161,930	-	-	4,161,930
Issuance of shares for finders fees	75,624	197,379	-	-	197,379
Share issue costs	-	(365,874)	-	-	(365,874)
Loss for the year	-	-	-	(1,533,474)	(1,533,474)
Balance September 30, 1996	5,991,278	$ 12,800,148	$ -	$ (2,418,071)	$ 10,382,077

The accompanying notes form an integral part of these consolidated financial statements

Globetech Ventures Corp.

 (An exploration stage company)

 Consolidated Statements of Shareholders' Equity (Deficiency) (continued)

 (in Canadian dollars)

 (unaudited)

	Number of shares	Common Shares issued and fully paid	Contributed Surplus and Equity portion of convertible debentures	Deficit accumulated during the exploration stage	Total

Balance forward	5,991,278	$ 12,800,148	$ -	$ (2,418,071)	$ 10,382,077
Issuance of shares for cash
Exercise of options	243,000	639,730	-	-	639,730
Exercise of warrants	845,447	3,696,723	-	-	3,696,723
Issued on conversion of debt	2,464,950	4,821,079	-	-	4,821,079
Issuance of common shares for			-	-
acquisition of subsidiary	171,282	1,124,745	-	-	1,124,745
Issuance of shares for finders fees	65,298	457,086	-	-	457,086
Share issue costs	-	(472,562)	-	-	(472,562)
Equity portion of convertible debentures	-	-	169,760	-	169,760
Loss for the period	-	-	-	(2,822,786)	(2,822,786)
Balance September 30, 1997	9,781,255	23,066,949	169,760	(5,240,857)	17,995,852
Contingent consideration on acquisition of subsidiary	-	(1,086,901)	-	-	(1,086,901)
Issued on conversion of debt	277,776	261,679	(59,219)	-	202,460
	10,059,031	22,241,727	110,541	(5,240,857)	17,111,411
Capital stock consolidation (7.5:1)	(8,717,827)	-	-	-	-
Issued on conversion of debt	221,234	519,691	(110,541)	-	409,150
Issued on settlement of debt	550,000	111,152	-	-	111,152
Loss for year	-	-	-	(20,236,904)	(20,236,904)
Balance September 30, 1998	2,112,438	22,872,570	(110,541)	(25,477,761)	(2,605,191)

Issued on settlement of debt	1,433,364	1,604,029	-	-	1,604,029
Loss for the year	-	-	-	(706,147)	(706,147)
Balance September 30, 1999	3,545,802	24,476,599	-	(26,183,908)	(1,707,309)
Issuance of shares for cash
Exercise of options	24,100	56,321	-	-	56,321
Exercise of warrants	227,273	370,612	-	-	370,612
Issued on conversion of debt	1,830,073	1,078,550	-	-	1,078,550
Issued on settlement of debt	220,748	489,660	-	-	489,660
Subscriptions received in advance	-	369,875	-	-	369,875
Share issue costs	-	(74,141)	-	-	(74,141)
Loss for the year	-	-	-	(438,663)	(438,663)
Balance September 30, 2000	5,847,996	$ 26,767,476	-	$ (26,622,571)	$ 144,905

The accompanying notes form an integral part of these consolidated financial statements

Globetech Ventures Corp.

 (An exploration stage company)

 Consolidated Statements of Shareholders' Equity (Deficiency) (continued)

 (in Canadian dollars)

 (unaudited)

	Number of shares	Common Shares issued and fully paid	Contributed Surplus and Equity portion of convertible debentures	Deficit accumulated during the exploration stage - unaudited	Total

Balance forward	5,847,996	$ 26,767,476	-	$ (26,622,571)	$ 144,905
Issuance of shares for cash
Private placement	2,000,000	456,840	-	-	456,840
Issued for subscriptions received in advance	227,273	369,875	-	-	369,875
Subscriptions received in advance	-	(369,875)	-	-	(369,875)
Issued on acquisition of equity investment	500,000	192,075	-	-	192,075
Issued on settlement of debt	914,670	502,784	-	-	502,784
Share issue costs	-	(45,492)	-	-	(45,492)
Loss for the year	-	-	-	(1,822,692)	(1,822,692)
Balance September 30, 2001	9,489,939	27,873,683	-	(28,445,263)	(571,580)
Loss for the year	-	-	-	(319,713)	(319,713)
Balance September 30, 2002	9,489,939	27,873,683	-	(28,764,976)	(891,293)

Loss for the year	-	-	-	(47,171)	(47,171)
Balance September 30, 2003	9,489,939	27,873,683	-	(28,812,147)	(938,464)

Issuance of shares for cash
Private placements	1,797,674	1,299,990	-	-	1,299,990
Issued on conversion of debt	652,000	432,000	-	-	432,000
Acquisition of Brazil Gold Ltda.	2,000,000	4,050,000	-	-	4,050,000
Share issue costs	-	(135,690)	-	-	(135,690)
Contributed surplus	-	-	2,429,100	-	2,429,100
Loss for the year	-	-	-	(7,302,024)	(7,302,024)
Balance September 30, 2004	13,939,613	33,519,983	2,429,100	(36,114,171)	(165,088)
Issuance of shares for cash
Private placement - August 4, 2004 - shares issued due to repricing clause	302,326	-	-	-	-
Acquisition of Gladys Lake option	50,000	18,504	-	-	18,504
Issued on conversion of debt	180,000	76,704	-	-	76,704
Contributed surplus	-	-	579,654	-	579,654
Loss for the year	-	-	-	(778,853)	(778,853)
Balance September 30, 2005	14,471,939	33,615,191	3,008,754	(36,893,024)	(269,079)
Issued on conversion of warrants	257,812	165,000			165,000
Loss for the period	-	-	-	(490,166)	(490,166)
Balance March 31, 2006	14,729,751	$ 33,780,191	$ 3,008,754	$ (37,383,190)	$ (594,245)

The accompanying notes form an integral part of these consolidated financial statements

Globetech Ventures Corp.

 (An exploration stage company)

 Consolidated Statements of Cash Flows

 (in Canadian dollars)

 (unaudited)

	For the three months ended March 31		For the six months ended March 31
	2006	2005	2006	2005
Operating Activities
Net loss for the period	$ (430,638)	$ (702,610)	$ (490,166)	$ (802,406)
Items not involving cash
Amortization	149	210	298	420
Stock-based compensation	-	671,042	-	671,042
Exercise of cashless warrants	165,000	-	165,000	-
Change in non-cash working capital
GST refundable and other receivables	2,369	(830)	20,358	(4,577)
Prepaid expenses and deposits	-	-	1,503	-
Accounts payable and accrued liabilities	(17,463)	(5,337)	(4,935)	(39,075)
Net cash used in operating activities	(280,583)	(37,525)	(307,942)	(174,596)

Financing Activities
Advances from related parties	-	(231,101)	-	(267,848)
Convertible loans	537,748	-	537,748	-
Loans payable	(260,619)	240,101	(254,211)	240,101
Net cash provided from (used in) financing activities	277,129	9,000	283,537	(27,747)

Investing Activities
Expenditures on mineral properties	(16,789)	(10,000)	(16,827)	(10,000)

Net cash used in investing activities	(16,789)	(10,000)	(16,827)	(10,000)

Change in cash and cash equivalents	(20,243)	(38,525)	(41,232)	(212,343)

Cash and cash equivalents at beginning of period	30,096	130,569	51,085	304,387

Cash and cash equivalents at end of period	$ 9,853	$ 92,044	$ 9,853	$ 92,044

The accompanying notes form an integral part of these consolidated financial statements

Globetech Ventures Corp.

Notes to Consolidated Financial Statements

March 31, 2006

(in Canadian dollars)

(unaudited)

1.

Nature of Operations and significant accounting policies

The Company is incorporated under the laws of British Columbia, Canada, and its principal business activities included the acquiring and developing of mineral properties and the processing of related mineral resources.  During the year ended September 30, 1998, the Company determined that it was not feasible to continue its mineral property operations.  The Company is currently pursuing and evaluating potential business ventures in the mineral field.

These interim consolidated financial statements should be read in conjunction with the audited September 30, 2005 annual financial statements.

These interim financial statements follow the same accounting policies and methods of their application as in the September 30, 2005 annual financial statements. These interim consolidated financial statements do not conform in all respects to the requirements of Canadian generally accepted accounting principles for annual financial statements in that they do not include all note disclosures.

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and expenses for the periods reported. Actual results could differ from those estimates.

2.    Equipment

	For the six months ended March 31, 2006			September 30, 2005
	Cost	Accumulated amortization	Net book value	Net book value
Office equipment	$ 5,222	$ 4,932	$ 290	$ 323
Computer equipment	26,313	24,807	1,506	1,773
	$ 31,535	$ 29,739	$ 1,796	$ 2,096

3.

   Mineral Properties and Deferred Resource Property Expenditures

On February 28, 2005, Globetech announced that it entered into an option agreement whereby the Company can earn a 100% interest in the Gladys Lake porphyry molybdenum property from Mr. John Peter Ross of Whitehorse, Yukon.  The Gladys Lake property is situated in northwestern British Columbia approximately 50 km northeast of Atlin and 15 km north of the Adanac molybdenum deposit presently undergoing final engineering studies and permitting.

In order to earn a 100% interest, the Company is required to pay a total of $95,000, in ascending payments over a period of four years. The agreement also calls for the issuing of 400,000 shares of Globetech over this same period. On April 12, 2005, the Company issued 50,000 shares from treasury. After the four-year period, the Company agrees to pay an annual advance royalty of $25,000 commencing February 28, 2010.  On completion of a bankable feasibility, the Company will issue to the vendor a further 400,000 shares of Globetech.  The vendor will retain a 3% Net Smelter Return Royalty, 2% of which can be purchased by the Company on a pro-rata basis for the sum of $2,000,000 at any time within five years of commencement of commercial production.  An initial down payment of $10,000 was made.

The balance of payments and schedule of share issuances is as follows:	Date	Amount	Shares
	March 21, 2006	$ 15,000	50,000
	March 21, 2007	20,000	50,000
	March 21, 2008	25,000	100,000
	March 21, 2009	25,000	150,000

The Company has incurred the following costs on the Gladys Lake property:		March 31, 2006	September 30, 2005
	Acquisition costs	$ 43,504	$ 28,504
	Exploration costs
	Report	13,199	13,161
	Assessment work	1,789
	Geologist	4,000	4,000
	Transportation	4,742	4,742
	Total	$ 67,234	$ 50,407

4.   Related Parties

The Company has entered into the following transactions with related parties:

	For the three months ended March 31, 2006	For the three months ended March 31, 2005
Management fees to officers of the Company	$ 30,000	$ 18,000

Included in accounts payable is $72,007 due to a director.

5.

Convertible loans

Agreements have been negotiated with two old creditors to issue shares at $0.20 USD to retire indebtedness of $537,748.

6.

Share Capital

a)

Common Shares

The authorized share capital of the Company is unlimited without par value.

b)	Issued	Number of Shares		Share Capital
	Balance, September 30, 2004	14,471,939		$ 33,615,191
	Exercise of warrants	-		-
	Exercise of stock options	-		-
	Balance, September 30, 2005	14,471,939		33,615,191
	Warrant shares issued (note 6d)	257,812	$ 0.64	165,000
	Balance, March 31, 2006	14,729,751		$ 33,780,191

c)

Stock Options

The Company has adopted an incentive stock option plan (the "Plan").  The essential elements of the Plan provide that the agrregate number of shares of the Company's capital stock issuable pursuant to options granted under the Plan may not exceed 5,800,630 shares.  Options granted under the Plan may have a maximum term of five (5) years.  The exercise price of the options granted under the Plan will not be less than the fair market value of the common stock at the date of grant.  The Plan Administrator shall specify the vesting schedule for each stock option granted.

The Company is authorized to grant options to directors, employees and consultants.  Stock option transactions and the number of stock options outstanding are summarized as follows:

	Number of Options	Weighted average exercise price
Outstanding and exercisable at September 30, 2005	2,100,000	US$ 0.54
Options granted	-	-
Options cancelled / expired	-	-
Options exercised	-	-
Outstanding and exercisable at March 31, 2006	2,100,000	US$ 0.54

The Company had 2,100,000 stock options of which 1,700,000 were granted on February 3, 2005 that expire on February 3, 2008 and 400,000 were granted on March 12, 2004, expiring on March 12, 2008.

The following table summarizes information about fixed stock options outstanding at March 31, 2006:

	Options Outstanding			Options Exercisable
Range of exercise prices (USD$)	Number outstanding at March 31, 2006	Weighted average remaining contractual life (years)	Weighted average exercise price (USD$)	Number exercisable at March 31, 2006	Weighted average exercise price (USD$)
$ 0.60	2,100,000	3.5	$ 0.60	2,100,000	0.54

6.

Share Capital continued

d)

Warrants

Pursuant to a convertible debenture agreement dated July 28, 2004 the holders held 1,000,000 warrants to purchase shares at $0.475 USD per share and exercised their right to obtain 257,812 cashless warrants in lieu of exercising the 1,000,000 warrants. The Company issued 257,812 shares at a deemed value of $0.64 USD per share.

At March 31, 2006, the Company had 1,100,000 (2005 - 2,100,000) common share purchase warrants outstanding to purchase 1,100,000 common shares of the Company.

Issue date	Warrants outstanding	Purchase price	Expiry date
June 30, 2004	300,000	USD $ 0.90	30-Jun-06
		USD $ 1.00	30-Jun-07
April 23, 2004	300,000	USD $ 0.90	23-Apr-06
		USD $ 1.00	23-Apr-07
June 30, 2004	500,000	USD $ 0.60	30-Jun-06

7.

Contingencies

The Company has made a demand for the return of 2,000,000 shares issued in connection with the Amapa property due to breach of the contract. The Company is of the opinion that the breaches incurred by the defendants occurred before any non-performance of the contract on its part and that it should able to exercise its rights under the contract to repurchase the 2,000,000 shares issued for $100.00.  The outcome is not determinable.